As filed with the Securities and Exchange Commission on April 26, 2006

                         Registration No. 333-



                SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549

                    --------------------------
                            FORM S-8
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933
                   ---------------------------

                         Con-way Inc.
       (Exact name of Registrant as specified in its charter)

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|                Delaware                ||           94-1444798            |
|    (State or other jurisdiction of     ||(IRS Employer Identification No.)|
|     incorporation or organization)     ||                                 |
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|           2855 Campus Drive            ||              94403              |
|         San Mateo, California          ||           (Zip Code)            |
|(Address of principal executive offices)||                                 |
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|     Registrant's telephone number, including area code (650) 378-5200     |
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            __________________________________
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|                            Jennifer W. Pileggi                            |
|           Senior Vice President, General Counsel and Secretary            |
|                               Con-way Inc.                                |
|                             2855 Campus Drive                             |
|                        San Mateo, California 94403                        |
|                         Telephone: (650) 378-5200                         |
| (Name, address, including zip code, and telephone number, including area  |
|                        code, of agent for service)                        |
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                    __________________________________

                 Con-way Inc. 2006 Equity and Incentive Plan

         _______________(full title of the plans)___________________


              CALCULATION OF REGISTRATION FEE
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|  Title of Each  |   Amount   |Proposed |    Proposed     |   Amount of    |
|    Class of     |   to Be    | Maximum |     Maximum     |Registration Fee|
|Securities to Be | Registered |Offering |    Aggregate    |                |
|   Registered    |            |Price per| Offering Price) |                |
|                 |            |  Share  |                 |                |
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|                 |            |         |                 |                |
|Common Stock,    |            |         |                 |                |
|$0.625 par value.|6,200,000(A)|$51.80(B)| $321,160.000 (B)|   $34,364.12(C)|
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   (A)Plus  such indeterminate number of additional shares or units as may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan subject to the Registration Statement as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.
   (B)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (c) under the Securities Act of 1933, based upon the average of the high and low sales prices for the Common Stock as reported by the New York Stock Exchange on April 21, 2006.
   (C)In accordance with Rule 457(h), the filing fee is based on the maximum number of the Registrant's securities issuable under the Plans that are covered by this registration Statement.



                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The documents listed in (a) through (c) below are incorporated by reference in this Registration Statement.

                     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission ("SEC") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                     (b) All other reports subsequently filed pursuant to
          Section 13(a) of 15(d) of the Exchange Act.

                     (c) The description of the Registrant's Common Stock contained in its registration statement filed on Form S-3 with the SEC (File No. 333-56667) under the Securities Act of 1933, as amended (the "Securities Act").

All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (except for any portions of the Company's Current Reports furnished, as opposed to filed, on Form 8-K) subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or which de-registers all securities covered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.


ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the securities offered pursuant to this Registration Statement will be passed upon for the Registrant by Gary S. Cullen, Esq., Vice President, Deputy General Counsel and Assistant Secretary of the Registrant.


ITEM 6.   INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     As authorized by Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), the Registrant's Certificate of Incorporation eliminates to the fullest extent permitted by Delaware law the personal liability of its directors to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director.

     The Registrant's Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or of another enterprise, serving as such at the request of the Registrant, shall be indemnified and held harmless by the Registrant to the fullest extent permitted by the DGCL; provided, however, that except as to actions to enforce indemnification rights, the Registrant shall indemnify any such person seeking indemnification in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Registrant. When indemnification is authorized by the Registrant's Bylaws, the director, officer, employee or agent shall be indemnified for expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by him or her in connection therewith. The Registrant's Bylaws also provide that expenses incurred by an officer or director (acting in his or her capacity as such) in defending a proceeding shall be paid by the Registrant in advance of final disposition of the proceeding; provided, however, that if required by the DGCL, the officer or director shall deliver to the Registrant an undertaking by the officer or director to repay such expenses if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant. The Registrant's Bylaws also provide that in other circumstances, expenses may be advanced upon such terms and conditions as the Board of Directors deems appropriate.

     The Registrant's Bylaws further provide that the right to indemnification granted thereunder shall be a contract right for the benefit of the Registrant's directors, officers, employees and agents. The Registrant's Bylaws also authorize actions against the Registrant to enforce the indemnification rights provided by the Bylaws, subject to the Registrant's right to assert a defense in any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL for the Registrant to indemnify the claimant for the amount claimed, and the Registrant shall bear the burden of proving any such a defense.

     Under Section 145 of the DGCL, a corporation may provide indemnification to directors, officers, employees and agents against judgments, penalties, fines, settlements and reasonable expenses (including attorneys' fees) incurred in the defense or settlement of a derivative action, provided there is a determination by a majority vote of a quorum of disinterested directors, a committee of directors, independent legal counsel, or a majority vote of stockholders that a person seeking indemnification acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal proceeding, with no reasonable cause to believe his or her conduct was unlawful. However,
Section 145 also states that no indemnification may be made in derivative actions where such person is adjudged liable to the corporation, unless, and only to the extent, that a court determines upon application that such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Section 145 of the DGCL also permits indemnification of expenses which the court deems proper and provides that indemnification of expenses actually and reasonably incurred shall be provided when the individual being indemnified has successfully defended the action on the merits or otherwise in any action, suit or proceeding. The indemnification rights provided by statute in Delaware are not deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement or otherwise.

     The Registrant's Bylaws also authorize the Registrant to purchase and maintain insurance to protect itself and any person who is or was the director, officer, employee or agent against any liability, expense or loss incurred by or asserted against such persons, whether or not the Registrant would have the power to indemnify any such person against such liability, expense or loss under applicable law or the Registrant's Bylaws. The Registrant presently maintains a directors' and officers' liability insurance policy which insures directors and officers of the Registrant and those of certain of its subsidiaries.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8.   EXHIBITS.

EXH   DESCRIPTION
NO.

4.1.1 Article Fourth of the Certificate of Incorporation of the Registrant, as amended, incorporated by reference from Exhibit 3.1 to the Registrant's annual report on Form 10-K for the fiscal year ended December 31, 2002, filed on March 24, 2003

4.1.2 Con-way Inc. 2006 Equity and Incentive Plan incorporated by reference from the Con-way Inc. Proxy Statement for the 2006 Annual Meeting of Shareholders

5.1   Opinion of Counsel

23.1  Consent of Counsel (included in Exhibit 5.1)

23.2  Consent of Registered Public Accounting Firm

24.1 Powers of Attorney (set forth on the signature pages to this Registration Statement)


ITEM 9.   UNDERTAKINGS.

     The Registrant hereby undertakes as follows:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act, as amended), that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.









                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on April 24, 2006.

                               CON-WAY INC.



                               By: /s/ Jennifer W. Pileggi
                                 Jennifer W. Pileggi
                                 Senior Vice President, General Counsel and
                                 Secretary






                                                         EXHIBIT 24.1


            POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Jennifer W. Pileggi and Gary S. Cullen, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.

          Further, pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


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|Signature                 |Title                            | Date          |
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|                          |Chairman of the Board  (Director)|April,24 2006  |
|                          |                                 |               |
|                          |                                 |               |
|/s/ W.Keith Kennedy,Jr.   |                                 |               |
|-----------------------   |                                 |               |
|W. Keith Kennedy,Jr.      |                                 |               |
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|                          |President and Chief Executive    |April 24, 2006 |
|                          |Officer                          |               |
|                          |(Principal Executive Officer)    |               |
|/s/Douglas W.Stotlar      |                                 |               |
|---------------------     |                                 |               |
|Douglas W.Stotlar         |                                 |               |
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|                          |Senior Vice President and Chief  |April 24,2006  |
|                          |Financial Officer                |               |
|                          |(Principal Financial and         |               |
|                          |Principal Accounting Officer)    |               |
|                          |                                 |               |
|/s/ Kevin C Schick        |                                 |               |
|-------------------       |                                 |               |
|Kevin C.Schick            |                                 |               |
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|                          |Vice President and Controller    |April 24, 2006 |
|                          |                                 |               |
|/s/ Kevin S. Coel         |                                 |               |
|------------------        |                                 |               |
|Kevin S.Coel              |                                 |               |
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|                          |Director                         |April 24, 2006 |
|                          |                                 |               |
|/s/ John J. Anton         |                                 |               |
|------------------        |                                 |               |
|John J.Anton              |                                 |               |
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|                          |Director                         |April 24, 2006 |
|                          |                                 |               |
|                          |                                 |               |
|/s/ William R. Corbin     |                                 |               |
|----------------------    |                                 |               |
|William R. Corbin         |                                 |               |
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|                          |Director                         |April 24, 2006 |
|                          |                                 |               |
|/s/Margaret G. Gill       |                                 |               |
|--------------------      |                                 |               |
|Margaret G. Gill          |                                 |               |
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|                          |Director                         |April 24, 2006 |
|                          |                                 |               |
|/s/ Robert Jaunich II     |                                 |               |
|----------------------    |                                 |               |
|Robert Jaunich II         |                                 |               |
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|                          |Director                         |April 24, 2006 |
|                          |                                 |               |
|/s/ Henry H. Mauz, Jr.    |                                 |               |
|----------------------    |                                 |               |
|Henry H. Mauz, Jr.        |                                 |               |
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|                          |Director                         |April 24,2006 |
|                          |                                 |               |
|/s/  Michael J. Murray    |                                 |               |
|----------------------    |                                 |               |
|Michael J. Murray         |                                 |               |
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|                          |Director                         |April 24,2006  |
|                          |                                 |               |
|/s/  John C. Pope         |                                 |               |
|-------------------       |                                 |               |
|John C.Pope               |                                 |               |
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|                          |Director                         |April 24,2006  |
|                          |                                 |               |
|/s/  Robert D. Rogers     |                                 |               |
|----------------------    |                                 |               |
|Robert D. Rogers          |                                 |               |
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|                          |Director                         |April 24, 2006|
|                          |                                 |               |
|/s/  William J. Schroeder |                                 |               |
|------------------------- |                                 |               |
|William J. Schroeder      |                                 |               |
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|                          |Director                         |April 24, 2006|
|                          |                                 |               |
|/s/ Peter W. Stott        |                                 |               |
|-------------------       |                                 |               |
|Peter W. Stott            |                                 |               |
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|                          |Director                         |April 24, 2006|
|                          |                                 |               |
|/s/  Robert P. Wayman     |                                 |               |
|---------------------     |                                 |               |
|Robert P. Wayman          |                                 |               |
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|                          |Director                         |April 24, 2006
|                          |                                 |               |
|/s/  Chelsea C. White III |                                 |               |
|------------------------- |                                 |               |
|Chelsea C. White III      |                                 |               |
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                         LIST OF EXHIBITS

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|Exhibit No.||Description of Exhibit                 |                ||Page|
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|    4.1    ||Article Fourth of the Certificate of Incorporation of   ||    |
|           ||the Registrant, as amended, incorporated by reference   ||    |
|           ||from Exhibit 3.1 to the Registrant's annual report on   ||N/A |
|           ||Form 10-K for the fiscal year ended December 31, 2002,  ||    |
|           ||filed on March 24, 2003                                 ||    |
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|    4.2    ||Con-way Inc. 2006 Equity and Incentive Plan incorporated||N/A |
|           ||by reference from the Con-way Inc. Proxy Statement for  ||    |
|           ||the 2006 Annual Meeting of Shareholders.                ||    |
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|    5.1    ||Opinion of Counsel                                      ||    |
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|   23.1    ||Consent of Counsel (included in Exhibit 5.1)            ||    |
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|   23.2    ||Consent of Registered Public Accounting Firm            ||    |
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|   24.1    ||Powers of Attorney (set forth on the signature pages of ||    |
|           ||this Registration Statement)                            ||    |
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                                                         EXHIBIT 5.1






April 25, 2006

Con-way Inc.
2855 Campus Drive
San Mateo, California 94403

Gentlemen:

At your request, I have examined the Registration Statement on Form S-8 executed by you on April 24, 2006 and to be filed with the Securities and Exchange Commission on or about April 24, 2006 in connection with the registration under the Securities Act of 1933, as amended, of Common Stock issuable pursuant to the Con-way Inc. 2006 Equity and Incentive Plan (the "Plan").

As your counsel in connection with the Registration Statement, I have examined the proceedings taken by you in connection with the adoption of the Plan and the authorization of the issuance of shares of Common Stock under the Plan (the "Plan Shares") and such documents as I have deemed necessary to render this opinion.

Based upon the foregoing, it is my opinion that the Plan Shares, when issued and outstanding pursuant to the terms of the Plan, will be validly issued, fully paid and nonassessable shares of Common Stock.

I consent to the use of this opinion as an exhibit to the Registration
Statement.

Very truly yours,



Gary S. Cullen
Vice President and Deputy General Counsel
Con-way Inc.






                                                         EXHIBIT 23.2


          Consent of Independent Registered Public Accounting Firm

The Board of Directors

Con-way Inc.



We consent to the incorporation by reference in this registration statement on Form S-8 of Con-way Inc. and subsidiaries of our reports dated March 13, 2006, with respect to the consolidated balance sheets of CNF Inc. (now named Con-way Inc.) as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of CNF Inc.




                                    /s/  KPMG LLP
                                    -----------------------------------------
--------
                                    KPMG LLP

Portland, Oregon
April 24, 2006